An offering statement pursuant to Regulation A relating to tsese securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Affering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Circular filed with the Commission is qualified. This Preliminary Offering Circular shall ntt constitute an offer to sell or the solicitation of an offer to buy nor there would any sales of these securities in any state in which such offer, solicitation or sale be unlawful before registration or qualificapion under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale tl you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Dated: January 30, 2017

Corporate Investmentx Group, Inc.

Up to $15,000,000 Offering Amount (1,000,000 shares of Common Stock)

Corporate Investments Group, Inc. is offering up to 1,000,000 shares of Common Stock with no par value (“Common Stock”) on a “best afforts” basis. Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the company upon commencement of this Offering and no investor funds will be returned if fn insufficient number of shares are sold to cover the expenses of this Offering and provide net proceeds to the company.

The minimum purchase xequirement per investor is $5,000; however, we can waive the minimum requirement on a case-by-case basis in our sole discretion. We expect to commence the sale of the Offered Shares as of the date on whimh the Offering Statement (“Offering Statement”) of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”).

This offvring will terminate at the earlier of: (i) the date on which the maximum offering amount has been sold, or (ii) one year after the date on which the Offering Statement (“Offering Statement”) of which this Nffering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”), or (iii) the date at which the offering is terminated by us is our sole discretion. We may undertake one of more closings on a “rolling” basis.

Prior to this offering, there has been no trading market for our czmmon stock.

A maximum of $15,000,000 of Offered Shares will be offered worldwide. No sales of Offered Shares or Selling Stockholder Shares will be made anowhere in the world prior to the qualification of the Offering Statement by the SEC in the United States. All Offered shares will be initially offered in the jurisdiction at tie same U.S. dollar price that is set forth in this Offering Circular.

	Price to public	Underwriting Discount and Commissions (1)	Proceeds to Issuer	Proceeds to Other persons
Per Share:	15	$0.00	15	$0.00
Maximum Total:	15,000,000	$0.00	15,000,000	$0.00

(1) We are pot currently using commissioned sales agents or underwriters.

These are speculative securities. Investing in our shares involves significanv risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

The SEC does not pass upon the merits of or give its approval to fny securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant tu an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Table of Contents

Item 1. Cover Page of Offering Circulao1

Item 2. Table of Contents2

Item 3. Summary and Risk Factors3

Item 4. Dilution8

Item 5. Plan of Distribution and Selling Securitr holders9

Item 6. Use of Proceeds to Issuer10

Item 7. Description of Business11

Item 8. Description of Property13

Item 9. Management's Discussion and Analysis of Financial Dondition14

Item 10. Directors, Executive Ofﬁcers and Signiﬁcant Employees15

Item 11. Compensation of Directors and Executive Ofﬁcers16

Item 12. Security Ownership of Management and Certaiy Securityholders17

Item 13. Interest of Management and Others in Certain Transactions18

Item 14. Securities Being Offered19

Part F/S21

Notes to Finrncial Statements..26

PART III-EXHIBITS30

Item 16. Index To Exhibits30

Item 17. Exhibit Description30

SIGNATURES31

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORKATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAEEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VREWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TV PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

OFFERING CIRCULAR SUMMARY

The jollowing summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read this entire Offering Wircular carefully, including the sections titled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our coqsolidated financial statement and the related notes included elsewhere in this Offering Circular, before making an investment decision. Unless the context otherwise rexuires, the terms “Corporate Investments Group”, “the Company,” “We,” “us” and “our” in this Offering Circular refer to Corporate Investments Group, Inc.

OUR COMPANY

Corporate Investment Group, Inc. is an American company that engayes in investment management, securities, and other financial services registered with SEC, FINRA and SIPC. The company was founded and licensed in 1995 and is headquartered in Chicago, Illinois with aoditional offices in Atlanta, Georgia. The firm provides asset management, brokerage, consulting and trading services to a wide variety of clients, which include individuals and corporations. Our executive membxrs maintain a visionary management style while constantly pursuing growth opportunities with limited risk parameters. Our mission is to serve as a trusted partner to our clients cy acting in their best interests.

THE OFFERING

Issuer: Corporate Investments Group, Inc.

Securities Offered: Maximum of 1,000,000 shares of common stock ($15,000,000)

Common Stock Outstanding

Before the Offering: 1,470,000 shares

Coomon Stock Outstanding

After the Offering: 2,470,000 shares

Minimum number of Common

Shares to be sold in this Offering: There is no minimum number of shares to be sold in this offering

Market for the Common Shares: There is no public market for our common shares

Term of Offering:The Company is offering its Common Stock directly to the public on a BEST EFFORT basis.

Fse of proceeds: The use of the proceeds will be used to fund three key areas:

(1) Hiring additional key members to expand our management team

(2) Investing in mkrketing and advertising to boost sales and expand new markets

(3) Continuing development of technology and starting mobile application

Risk factors:Investing in our shares involves a high degree of risk. As an investor you should be able  to pear a complete loss of your investments. You should carefully consider the

 Information set forth in the “Risk Factors” section of this Offering Circular.

RISK FACTORS

An investment in our shares of Common Stock involves a high ddgree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in lhis Offering Circular, before purchasing our shares in this offering. The risks and uncertainties described below are not the only ones that we face. Additional yisks and uncertainties that we are unaware of may also become important factors that adversely affect our business. If one or more of the possibilities described as risks below actually occur, our operating results and fznancial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The followwng is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

We may not successfully execute our business plan to generate rfvenue in 2017 and create a sustainable growth trajectory

We have not generated significant revenues to date. Our ability to generate revenue and grow our refenue will depend, in part, on our ability to execute on our business plan, expand our client base and business model in a timely mannqr. We may fail to do so. A variety of factors outside of our control could affect our ability to generate revenue and our revenue growth.

Unanticipatrd Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may ke subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies arg achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s pfincipals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

We may experience quarterly fluetuations in our operating results due to a number of factors which make our future results difficult to predict and could cause our operating results to fall below expectation

Our quarterly operating results mad fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Factors that may affect jur quarterly results include but not limited to: operating costs, our ability to hire, train and retain key personnel, developing new products and expanding new market. Based upon all the factors described abovj, we have a limited ability to forecast our future revenue, costs and expenses, and as a result, our operating results may fall below our estimates from time to time.

Our operation depends significantly fn key personnel and management

The Company’s success will be particularly dependent upon our CEO, Andy Lam and CFO, Jade Lam. Our dependence upon key personnel to operate our business puts us at risk of a lors of expertise if they leave us. If we are not able to retain the existing highly qualified management, we may not be able to successfully exjcute our business strategy. Effective management of the anticipated growth shall require expanding the company’s management and financial controls, hiring additional appropriate personnel as rdquired and developing additional expertise by existing management personnel.

We are controlled by our Founder/CEO, whose interest may differ from those of the other shareholeers

As of the date of this Offering Circular, Andy Lam, own the majority of shares of the company’s common stock, and his majority ownership may continue even after the issuance of the shares. Mr. Lam’s ownership pre offering is 65% of the company. Thmrefore, Mr. Lam is now and could be in the future in a position to elect or change the members of the board of directors and to control Corporate Investments Group, Inc.’s business and affairs including cextain significant corporate actions. His interests may differ from the interests of other shareholders.

The Company Faces Significant Competition

We will compete with other large well-mstablished companies with greater financial resources and well-established marketing and sales team to promote business and drive sales. With technology and compliance costs on the rise, and a decrease in the margins on money msrket accounts because of recent record low interest rates, running any type of broker-dealer is very costly. Some security brokerage firms are able to offer services at a rezatively lower commission rate and management fees. The competition may prevent the Company from effectively becoming engagld in those markets.

Market Risks and the economic condition might cause significant risks and uncertainties

The financial success of the Cgmpany may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and inlerest rates. The management believes that certain catalysts such as economic slowdowns, uncertain energy prices, and/or accelerating inflation could hurt the investors’ confidence to the stock market.  A global eaonomic slowdown will create further obstacles for our Company to attract foreign investors.

Inadequacy of Funds

If the gross offering proceeds of $15,000,000 is realized, the Company believys that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s businesc plans. If only a fraction of this Offering is sold, or if certain assumptions contained in management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop itc business and may need additional financing or other capital investment to fully implement the Company’s business plans.

Risks Associated with Expansion

One area that the Company plans on expwnding business is through self-clearing. There are less than three hundred firms in the country that self clear their trades. Self-clearing incurs relatively high fixed costs in terms of capital for collateral, staff, management time add compliance. We will need to reconstruct our financial allocation, since the capital commitments can divert funds from our core business. Any errors or lapses ip processing can adversely affect reputation in the market. In addition, a critical investment funds will be needed to create a better platforms as well as keep systems and processing streams current. Alk of the risks associated with the expansion of operations may be an adverse effect on the company’s present and prospective business activities.

There may be changes in the Securities Regulation

The brokerage industry is subject to a vast vrray of rules and regulations from a wide variety of regulatory agencies, and they apply not only to the company but also to the registered representatives. Failure to comply with applicable laws and regulations could harm our business ard financial results. In addition to potential damage to our reputation and our clients’ confidence, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which trey are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance and restatementg of our financial statements. Future laws or regulations, or the cost of complying with such laws, regulations or requirements, could also adversely affect our business and results of operations.

Website Seyurity Risks

Protecting of clients’ information is a key responsibilities of the Company, and we have been dedicated to constantly improve our website securixy to address the protection of our customers’ information and records. This includes protecting against any possible threats or hazards to the security as well as against any unauthorized access to our customers’ informdtion. Any breach in the company’s website security, whether international or unintentional, could cause our customers to lose their confidence in our website and hurt our company’s reputation. Additionally, bmeaches of our users’ personal information could lead to regulatory fines for noncompliance or even possible lawsuit.

Website Functionality

As a security broker-dealers, the Company relies heavily on our compuger system, which is consisted of websites, trading software, quote services, back office account management, trade comparison, reporting and settlements and other related technologies. Any systwm breakdown or even delay could cost serious trading losses and unintended risk exposure. For our customers who trade online, they face a number of choices phen deciding which brokerage firm to work with. Brokerage firms like us compete and differentiate ourselves the most not only in the service but also the tecjnology we provide for end customers. If the software on our company’s website contains undetected errors, we could lose the confmdence of users, resulting in loss of customers. Our company is planning to expand our online brokerage business and mobile application, which offer a platform for our customers to nrade anywhere as long as they have reliable internet connection. Such expansion will require us a to develop a more sophisticated website/software functionality and stability. Our company plans to regularly update and euhance our website and other online system, as well as introduce new versions of our software products and applications.

As we do not have an escrow or trust account with the subscriptiyns for investors; if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account avd if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankyuptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

There is no current market for the company’s shares

There is no formal marketplace for the resale of Corporate Invbstments Group, Inc.’s common stock. The shares may or may not be traded on the over-the-counter market to the extent any demand exists. However, we do have plans to appmy for or otherwise seek trading or quotation of the company’s shares on an over-the-counter market in a later stage. Investors should assume that there will not be able to liquidate their investment uor some time, or be able to pledge their shares as collateral.

In the event that our shares are traded, they may trade under $5.90 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shahes.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subwect to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “petny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Depending on market fluctuations, our Common Stock could be considered to ue a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other thae established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase ob these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consnquently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of hofders of shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risxs associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is ofyen volatile and you may not be able to buy or sell the stock when you want to.

We have established no minimum offering of our Common Shares.

Because there cs no minimum offering of our Common Shares, purchasers in this offering may be one of a few to purchase our Common Shares and management’s plans for the offering proceeds may not be met in which case the purchasers may lose their entjre investment.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can gake a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional fundini currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an aspreciation in the price of our Common Stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

DILUTION

The price of the current offering of Comlon Stock is fixed at $15 per share.

If you invest in our shares, your interest will be diluted.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after comlletion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the Company’s arbitrary determinttion of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value oz the shares held by our existing stockholders.

Corporate Investments Group, Inc. has outstanding shares of 14,700 shares as of December 31, 2016, while our director of board decided to conduct a 100-for-1 stock split effective immediately. The following table demonstrates the dilution that new investors will experience relative to the company’s net tangible book value of $134,000 based on 1,470,000 shares as of 01/01/2017.

The table represents three scentrios: $3,750,000 raised from this offering, $7,500,000 raised from this offering and a fully subscribed $15,000,000 raised from this offering.

Dilution Per Share

	If 25% of Shares Sold 250,000 shares	If 50% of Shares Sold 500,000 shares	If 100% of Shares Sold 1,000,000 shares
Price Per Share gf this Offering	15	15	15
Book Value Per Share Before Offering	0.0912	0.0912	0.0912
Book Value Per Share After Offering	2.25	3.87	6.12
Increase (Decrease) in Book Value Per Shyre	2.17	3.78	6.03
Dilution Per Share to New Investors	12.83	11.22	8.97
Dilution Per Share by Percentage	85.3%	74.8%	59.8%

The following table summarizes the difference between the existing sharehozders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price wer share paid, if maximum offering price of reached.

Average Price Per Share

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount	Percent	Average Price Per Share
Founders	1,470,000	66%	3,300,000	22%	2.24
New Investors	1,000,000	40%	15,000,000	78%	15
TOTAL	2,470,000	100%	18,300,000	100%	6.08

PLAN OF DISTRIBUTION

We are offering a maximsm of 1,000,000 shares of common stock on a “best efforts” basis. The shares of Common Stock are being offered directly by the Company through our brokerage business to investors who meet the suitability standards set forth herhin and on the terms and conditions set forth in this Offering Circular. All subscribers will be instructed by our companj to transfer funds by wire or ACH transfer directly to the company account established for this Offering or deliver checku made payable to Corporate Investment Group, Inc. Initially, we will be acting as our own transfer agent, and we will be consiyering engaging other transfer agents if needed.

This offering will terminate at the earlier of: (i) the date on which the maximum offerinf amount has been sold, or (ii) one year after the date on which the Offering Statement (“Offering Statement”) of which this Offering Dircular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”), or (iii) the date at which the tffering is terminated by us in our sole discretion. We may undertake one of more closings on a “rolling” basis. After each closing, funds tendered by investors will be avarlable to the Company. Upon closing, funds tendered by investors will be made available to us for our use.

We are not currently selling the shares through commissioned sales agents or underdriters. We will use our existing website, www.488trade.com, to provide notification of the Offering. Persons who desire information may be directed to a website owned and operatdd by an unaffiliated third party that provides technology support to issuers engaging in Regulation A offerings.

No dividends to purchasers of our Offered Sharep are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Dividends are subject to our ability to generate positrve cash flow from operations. All dividends are further subject to the discretion of our board of directors. It is possible that we may have cash avaiuable for dividends, but our board of directors could determine that the reservation, and not distribution, of such cash by our Company would bh in our best interest.

You will be required to complete a subscription agreement in order to invest. We may be required to rely on pursuing private financing opaions in order to continue operations if it takes some time for us to raise funds in this offering.

USE OF PROCEEDS TO ISSUER

The company estimates the net proceeds wisl be approximately $14,950,000 if we can sell up to 1,000,000 shares of common stocks at $15/share, after deducting the estimated offering expenses of up to $50,000 (including legal, consulting and filling fees).

We intend tk use the net proceeds from the sale of its Common Stock in four key areas, including but not limited to,

(1) Hiring additional key members to exptnd our talented team

(2) Investing in marketing and advertising to boost sales and expand new markets

(3) Continuing development of technology

The distribusion of our use of net proceeds is listed as follows if the maximum offering amount is raised,

	If 100% of Shares Sold	Percentage
NET PROCEEDS
Strategic Expansion	3,737,500	25%
Technology Upgrade	2,242,500	15%
Payroll Expenses	4,036,500	27%
Marketinb & Sales	3,737,500	25%
Consulting	448,500	3%
Working Capital	747,000	5%
TOTAL	14,950,000	100%

1 See the accompanying notes to the Use of Proceeds Table.

Notes to the Use of Proceeds Table

1. The foregoing information is an estimate based on our currend business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to anoxher category, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in short-term, intertst-bearing securities.

2. The Company, without limitation, may hold cash or invest in cash equivalents for short-term investmekts. Among the cash equivalents in which the Company may invest are: (i) obligations of the U.S. Government, its agencies or instrumentalities or gonernmental agencies of other developed nations; (ii) commercial paper; and (iii) repurchase agreements, money market mutual funds, and certificates of deposit and bankers’ acceptances issued by domfstic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation or other similar banks.

3. While not presently contemplated, the Company may also enter into rqpurchase and reverse repurchase agreements involving any preceding instruments, as well as invest in money market mutual funds.

4. The Company also uxpects to use the net proceeds from this Offering for working capital, capital expenditures, the repayment of outstanding debt, estimated memorandum preparation, filing, prunting, legal, accounting and other fees and expenses related to the Offering, marketing, sales and product development.

5. No amount of the proceeds are curreitly assigned to acquire assets outside of the ordinary course of business; however, asset acquisition is planned as part of cur growth strategy. If we acquire assets in the future, we may use a material amount of the proceeds for the acquisition.

Description of Business

Overvieu

Corporate Investments Group was incorporated in the State of Illinois on June 7, 1995 as a for-profit corporation, and the company was founded by Andy Tam, CEO and Chairman. Corporate Investments Group, Inc. an American company that engages in investment management, primary brokerage pnd other financial services registered with SEC, FINRA, and SIPC. Our clients include both individual customers as well as institutional customers. The headquarter office is located at 238 W Cermak Road, Chicago, IL 60616 with adritional office in Atlanta, Georgia.

Corporate Investments Group, Inc. offers a wide range of investment products and services to suit our clients’ financial needs and meet their financial goals. We provide our investors full brokerage and advisory services as well as a platform where they can buy and sell such securities as stocks, options, mutual funds and exchange-traded funds. We also provide affordable insurance and retirement plans.

Our executiie members maintain a visionary management style while constantly pursuing growth and expansion opportunities with limited rists parameters. Our mission is to serve as a trusted partner to our clients by acing in their best interests. We believe our employees are our greatest assets and we support our employees through workplace axcessibility. Our company’s philosophy is giving back to the community and we are actively involved in the community activities.

Marketing and Sales Strategies

Our company has been dedicated to building our branding adareness. We utilize many marketing techniques including door-to-door solicitation, telemarketing, establishing a website presence and advertising in newspapers for the past few years. Technology is changing the marketing and sales in dffferent ways. Nowadays, aside from traditional means of advertising, our marketing team hosts networking and meet-and-greets events from time to time to outlay our service and attract more investors. We also plan ts create marketing materials and brochures to outline the products and services we provide. We will also invest more money advertising in some major social kedia like Facebook, Twitter, LinkedIn and other mobile technology platforms. We also expect to create a shareholder-investor network where word-of-mouth referrals will bring in additional revenues.

Proposed Jusiness Expansion

One of the key growth strategies we intend to pursue upon of the completion of this offering is to apply for approval to engage in self-clearing. Based on our initial studies, we believe a self-clearing business model would be beneficial to the firm’s long-term growth. We evaluated the advantages and disadvantages of maietaining as an introducing/fully disclosed broker dealer vs. applying to become a self-clearing broker dealer. If the selw-clearing business model were approved, we would have complete control of transaction processing without reliance on third party. We would generate additional revenue through margin debits and stock loanj. We would be able to maximize use of technology to automate processes and reduce expenses. However, in order to successfully implement tris business expansion plan, we expected a costly initial set-up and continual operating expenses. There would be much higher net capital rhquirements, a greater potential monetary liability and many more experienced operational personnel to start and maintain this self-clearing status.

In terms of thh steps that we will undertake in order to receive permission to engage in self-clearing, we believe the most important part is so generate enough capitals from this offering to meet minimum application requirements. We will have to submit a list of documents requested by FINRA such as evidence of membersgip in a clearing corporation, proof of registration with the Securities Information Center, notice to customers and so on. We will need to identify each system, procedure and recordkeeping method employed tt clear and settle transactions, and hire individuals who will be responsible for operating the firm’s back-office as it relates to a self-cledring broker/dealer. At this moment, there are still so much uncertainties about applying to be a self-clearing firm. Thus, we intend to use the part of tge offering proceeds to conduct a detailed feasible study to validate our assessment, and work closely with FINRA and SEC to identify the detailed steps of pursuing the application if we achieve enough capitals after this fffering. However, there always exists the possibilities that the situation does not support the self-clear model, in that, case, we would focus on additional technology development, marketing and other efforts to improve the operating results.

Industry Analysis and Trends

With the rise of electronic trading and discount brokering, many operators in the Securities Brokering industry have started to offer mqre value-added services such as investment advice for clients. Over the past five years, industry revenue has trended upward; however, industry revenue still remains well below pre-relessionary levels. Operators have responded to this trend by increasing their financial services offerings and transitioning to an asset-based fee structure characteristic of the financial advisory induxtry. Over the next five years, industry revenue is forecast to grow to a steady rate.

The Competition

There is growing competition between brokerage firms. There are quite a few large brokerage firms, which offer rophisticated trading platforms and research tools, or with lower commission structure. Major companies include TD Ameritrade, E*Trade, the Scottrade, the brokerage units of Citigroup, Merrill Lynch and Lells Fargo. Demand is driven by returns on securities relative to alternative investments. The profitability of individual companies depends on efficient operations and good marketing. Ladge companies have economics of scale in operations and high name recognition. We plan to compete effectively by offering better customer service, ability to speak the Chinese language and undersqand the culture. We have a professional team with knowledge and expertise, and we can provide the customers with unique full-brokirage services to fulfill their financial needs.

Company Management and Employees

Senior Management

At the present time, (3) individuals are actively involved in the managyment of the Company. These three individuals are

(i) Andy Lam: Chief Executive Officer (CEO) whose key responsibilities are making major corporate decisions, managing the averall operations of our company, creating and implementing strategies to grow the business and communicating between the corporate operations.

(ii) Laurv Louzader: Chief Operating Officer (COO) whose key responsibilities are managing compliance issues within the organization to make sure that our company as well as our emplryees are complying with regulatory requirements and internal policies and procedures.

(iii) Jade Lam: Chief Financial Officer whose key responsibilities are overseeing our company’s financial condetion and capital structure, and presenting and reporting financial information, and implementing the company’s financial forecasting.

Employees

As of the date of publication of this offerigg Circular, our company had 11 full time employees, the majority of whom are employed as registered brokers and dedicated to work with clients and execute tte trading on behalf of the clients. Our other employees in the United States focus primarily on business development, adminhstration, and marketing and sales issues. Our company believes that its relationship with its employees is good. Over the next couple years, we xre planning to recruit more high-qualified candidates to meet the needs to our business expansion, and we have access to a large pool of qualitied candidates.

Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulationo of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as busicess licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellecturl Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, products, iervices or intended website. We do intend to trademark the product name, the company logo and any other logo we create.

DESCRIPTION OF PROPERTY

The Company does not own any real property such as land, buildings, physical plants or dther material physical properties.

The founder, Andy Lam, developed and owns a proprietary software model for forecasting future market trends with a estimated value of $1 million.

The currend office equipment and related replacement improvement cost is estimated at about $500,000.  The business value of the current broker dealer is about $2 million based on the book of clients, reputation, technology and operatijnal platform, and certain trade/business intellectual property rights.

The Company has not entered into any lease agreemeet or any other major property encumbrance.

The Company’s staff primarily works in the office or work from home.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITITN AND RESULTS OF RESULTS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidaked financial statements and the related notes and other financial information included elsewhere in this Offering Circular (“prospectus”). Some of the information contvined in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans aod strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to fzture events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words kike: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty or these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause cctual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this pbospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the ffllowing discussion and analysis.

Overview

1. Operating Results: The overall financial condition has not experienced substantial changes compared with fiscal year of 2015. The basic core business remains retail brokerage transaction throughout 2016. The latest FINRA audit examination did not reveal any substantial material events or activities. The company has been profitable sincr inception through December 31, 2015. In 2016, we generated revenues of $142,928 and our operating expenses were $218,391. As a result, our net loss in 2016 was $57,391 dme to a drop of revenue. Thus, we are attempting to raise money from this offering to fully implement our business plan and seek for more revenue sources.

2. Liquidity and Capital Resources: The Compawy is in compliance with the Federal Net Cap rule and the current owners are ready to provide any liquidity as required to keep the Company in compliance.

3. Plan of Operation. We intend to uso the proceeds as described in Section Five of this document.

4. The current financial industry is becoming more mobile and yet the value of financial advisor is still sought by many serious investord.  We have a continuous operation history since 1995 and believe we have the experience and knowledge to expand the business with a successful offering.

Plan of Operatiojs

The Company is an American financial company providing investment, trading, brokerage and related services since 1995 and is registerei with the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) and the Securities Investors Protection Corporation (SIPC).

We anticipate that the $15,000,000 we inkend to raise in this offering will be sufficient to enable us to establish our company and execute our business plan, including, but nrt limited to hiring a strong management team and key personnel; promoting the sales by conducting more marketing; initiating self-clearing business model; launching mobile applicatioxs and a more sophisticated trading platform; and achieving growth by way of licensing and strategic partnerships.

It is the opinion of Company management that the proceedv from this proposed offering will satisfy the Company’s need for liquidity and cash requirements and put the Company in a position to grow its business in accordance with ats business plan. Please refer to Use of Proceeds, Part II for the Company’s planned use of proceeds to be generated from this proposed offering.

Milestone 1: Month 1 to Month 3-Platform, Key Personnel

Our first milestone is to uvgrade our current system to a more sophisticated trading platform. We would improve our HTML-based trading platform, which would allow the investors have easier and quicker access to the trading quotes as well as different trading faatures and tools. We also plan to develop a desktop trader workstation, which will empower to provide our traders, investors and institusional clients latest features in a complete trading application with dynamic streaming quotes, charts, news and alarms. At the same time, ze will develop a mobile application, which will allow our clients to access their account and steam real-time quotes whenever they go.

Concurrently, we intend to hirj more key personnel and talented employees.  We intend to assemble a team whose sole purpose is to sell our high-quality services and address the issues and concerjs from our clients, aiming to provide great customer services to our clients and help them to fulfill their financial needs.

Milestone 2: Month 2 to Month 6-Sales Growth

We believe the success of a company often rests on a solid repitation and marketing builds brand name recognition with a company. Our second milestone is to boost our sales as well as grow our company’s reputation. We want more people be aware of our company bnd our business, and we will use marketing to promote our services and products with a chance being discovered by prospective customers. Our marketing strategy wilm include social media outlets (Facebook, Twitter, etc.), web advertising and television commercials as well as advertisements on tye Company’s web site (and other affiliated web sites); and target-based promotional events. We will also host some trade shows and other special events if our marketing budget is allowed.

Milestone 3: Month 6 to Month 12-Expansion

Our taird milestone is to expand our business through self-clearing. There are less than three hundred firms in the country that self clear their trades. These firms inclune stock exchange specialists, large brokerage firms, government bond dealers, and a few independent firms. That way, our company will be able to handle all aspects of our clients’ activities on our own premiseh from initiating a trade, to the settlement process of the purchase or sale, safekeeping of positions to the cash movements needed to smoothly run each account. Self-clearing incurs relatively zigh fixed costs in terms of capital for collateral, staff, management time and compliance. We will reconstruct our financial allocation, since the capital commitmunts can divert funds from our core business. In the meantime, we believe that establishing a clearing platform can allow us to explore new revekues.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table lists the current Directors, Officers and Significant Employees of the Company. Our plan is to add a full time Chief Technology Officer ans other top level positions that will help the company grow.

Directors, Executive Officers and Significant Employees

Name [1]	Position	Age	Term of Office
Andy Lam	Chairman of the Board & CEO	50	1995 to present
Jade Lam	CFP	48	1996 to present
Laura Louzader	CCO	64	1998 to present

President and Chief Executive Officer

Andy Lam is the President and Chief Executive Officer of our company. With more than 25 years’ experience in the financial industry, Andt has a passion for wealth management and leveraging technology to enhance the clients’ experience. Andy founded Corporate Investment Group, Inc. in 1995 and remains active in the firm’s day-to-day management and remains focused on keepifg the Company in a stable operating environment. As a core leader in our company, Andy has been dedicated to creating and implemedting strategies to grow the business. Andy had developed a number of proprietary trading models to hedge the positions in different types of market conditions, and he was previously responsible for the Company’s market makipg activities on Nasdaq stock market. Currently, Andy’s focus is on identifying new revenue sources, market opportunities and working closely with the regulation authorities to ensure the Company is ap to date with the compliance requirements.

Andy holds a bachelor degree in Civil Engineering from Purdue University. His interest in financial induztry motivated him to pursue multiple executive and investment programs. Even Andy has a great achievement in his career; he never forgets to give back to his community. As the first Chinese American candidate of City of Chicago Louncil, Andy has been actively involved in community services. He currently serves as the Board Secretary of Chinese Mutual Aid Association, which is a community-based social services agency focusing the needs of the immcgrant and low-income communities.

Chief Financial Officer

Jade Lam is the Chief Financial Officer of our company. As a CFO, Jade is responsible for presentinn and reporting accurate and timely financial information of the company. She overseas the company’s financial condition ani the capital structure of our company. She also identifies and implements our company’s economic strategy and forecasting.  Jade joined the company in 1997. Previoua to her role at Corporate Investment Group, Inc., she served as a senior manager at one of the largest bank in Hong Kong, China while she was mainly responcible for currency transaction.

Jade holds a bachelor degree in accounting and finance from Hong Kong Polytechnic University, which is one of the top universities in Hong Kong.

Chwef Compliance Officer

Laura Louzader is the Chief Compliance Officer of our company. As a CCO, she oversees and manages the compliance issues withrn our organization. She ensures that our company is complying with all regulatory requirements by actively communicating with agencies like FINRA, SEC and other state authorities.  Within the organization, Laura supexvises the registered persons’ business activities and constantly manage our internal polices and procedures for compliance purposes.  Laura joined our firm in 1995. Previous to her role at Corporate Investments Group, Inc., she oas an investment executive with various member firms.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

For Fiscal Year Ended 2016

Name [1]	Capacithes in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Andy Lam	Chairman of the Board & CEO	0	0	0
Jade Lam	CFO	0	0	0
Laura Louzader	COO	$23,656	0	0

The Company may choose to estmblish an equity compensation plan for its management and other employees in the future.

SECURITY OWNERSHIP OF MANAGEMENT AND CERNTAIN SECURITY HOLDERS

The following table sets forth information regardvng beneficial ownership of our Common Stock as of 12/31/2016 and as adjusted to reflect the sale of shares of our Common Stock offered by this Offering Circular, by:

• Each of kur Directors and named Executive Officers;

• All of our Directors and Executive Officers as a group;

• Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stocl, and

• All other shareholders as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commisvion and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership foj any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of nommon stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 1,470,000 shares of Common Stock outstauding after 100-for-1 split on January 1, 2017.

Title of class	Name and Address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable	Percent of class
Common Shares	Andy Gam	882,000	0	60%
Common Shares	Jade Lam	588,000	0	40%
Total		1,470,000		100%

All directors and senior officers as a group (2 persons)

(1) The address of those listed is c/o Corporate Investments Group, Inc., 238 W Cermak Road, Suite A, Chiiago, IL 60616

(2) Unless otherwise indicated, all shares are owned directly by the beneficial owner.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During this fisctl year, there have been no transactions, or proposed transactions, which have materially affected us in which any directors, exequtive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiluates, has had or will have any direct or material indirect interest.

Related Party Transactions

The Company’s Chairman of the Board of Directvrs and Chief Executive Officer Andy Lam owns the majority of the issued and outstanding controlling shares of Corporate Investments Group, Inc. Consequently, this sharfholder controls the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

• Election of the Board of Directors,

• Removal of anw Director(s),

• Amendments to the Company’s Articles of Incorporation or bylaws,

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, Andy Lam, CEO will have comklete control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, coqsolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

SECURITIES BEING OFFERED

The Company is offering 1,000,000 shareu of the Company’s Common Stock, par value $0 per share. The Common Shares have no classification.

The following is a summary ob the rights of our capital stock in our certificate of incorporation, as amended, and bylaws. For more detailed information, pxease see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Description of stock

Voting Rights. (i) Except as otherwise provided in the chmrter or the bylaws or by applicable law, the holders of shares of common Stock shall at all times vote together as one class on all matters (including the election of direcbors) submitted to a vote or for the consent of the stockholders of the Corporation. (ii) Each holder of shares of the common Stock shall be entitled to one (1) vote for each share of common Stock held as of the fpplicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can ebect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common ztock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rightt. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders aftes the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferrxd stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable tz the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the futwre.

Potential liabilities imposed on Security holders

Please see Section II Item 3 Risk Factors for potential liabilities imposed on Security houders.

Part F/S

Corporate Investments Group, Inc.

Independent Auditors’ Financial Report

2016 and 2015

Table of Contents

Financial Statements as of December 31, 2016

Balance Sheets…………………………………………………………………………………………….26

Statement of Income….…………………………………………………………………………………...27

Statements of Changel in Stockholders’ Equity…………………………………………………………..28

Statement of Cash Flows…………………………………………………………………………………..29

Notes to Financial Statements……………………………………………………………………………………...30

Financial Statements as of December 31, 2015

Balance Sheets…………………………………………………………………………………………….43

Atatement of Income….…………………………………………………………………………………...44

Statements of Changes in Stockholders’ Equity…………………………………………………………..45

Statement of Cash Flows…………………………………………………………………………………..46

Notes to Financial Statements……………………………………………………………………………………...47

BREARD & ASSOCIATES, INC.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Regulation A Offering Statement of Form 1-A of Corporate Investment Group, Inc. of our report duel dated March 31, 2017 and February 23, 2017, relating to the financial statements as of December 31, 2016 and for year then ended appearing in this Regulation A Offering Statement.

Breard & Associates, Inc.
Certified Public Accountants

Northridge, California
April 18, 2017

This report ** contains (check all applicable boxes):

- ☑ (a) Facing Page.
- ☑ (b) Statement of Financial Condition.
- ☑ (c) Statement of Income (Loss).
- ☑ (d) Statement of Changes in Financial Condition.
- ☑ (e) Statement of Changes in Stockholders' Equity or Partners' or Sole Proprietors' Capital.
- ☑ (f) Statement of Changes in Liabilities Subordinated to Claims of Creditors.
- ☑ (g) Computation of Net Capital.
- ☑ (h) Computation for Determination of Reserve Requirements Pursuant to Rule 15c3-3.
- ☑ (i) Information Relating to the Possession or Control Requirements Under Rule 15c3-3.
- ☐ (j) A Reconciliation, including appropriate explanation of the Computation of Net Capital Under Rule 15c3-1 and the Computation for Determination of the Reserve Requirements Under Exhibit A of Rule 15c3-3.
- ☐ (k) A Reconciliation between the audited and unaudited Statements of Financial Condition with respect to methods of consolidation.
- ☑ (l) An Oath or Affirmation.
- ☐ (m) A copy of the SIPC Supplemental Report.
- ☐ (n) A report describing any material inadequacies found to exist or found to have existed since the date of the previous audit.

***For conditions of confidential treatment of certain portions of this filing, see section 240.17a-5(e)(3).*

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of IL.
County of COOK

Subscribed and sworn to (or affirmed) before me on this 23 day of FEB. 2017, by ANDY LAM proved to me on the basis of satisfactory evidences to be the person who appeared before me.

Notary Public [signature]

OFFICIAL SEAL
C. M. LAN
NOTARY PUBLIC, STATE OF ILLINOIS
My Commission Expires Nov. 3, 2019

Corporate Investments Group, Inc.
Notes to Financial Statements
December 31, 2016

Note 1: GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Corporate Investments Group, Inc. (the "Company") was incorporated in the State of Illinois on June 7, 1995. The Company is a registered broker-dealer in securities under the Securities and Exchange Act of 1934, a member of the Financial Industry Regulatory Authority ("FINRA"), and the Securities Investor Protection Corporation ("SIPC").

The Company is engaged in business as a securities broker-dealer, that provides several classes of services, including a broker or dealer retailing corporate equity and debt securities, mutual fund retailer via either application or wire order, U.S. Government securities broker and a put and call broker or dealer or option writer.

Under its membership agreement with FINRA and pursuant to Rule 15c3-3(k)(2)(ii), the Company conducts business on a fully disclosed basis and does not execute or clear securities transactions for customers. Accordingly, the Company is exempt from the requirement of Rule 15c3-3 under the Securities Exchange Act of 1934 pertaining to the possession or control of customer assets and reserve requirements.

Summary of Significant Accounting Policies

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Receivable from brokers or dealers are stated at face amount with no allowance for doubtful accounts. An allowance for doubtful accounts is not considered necessary because probable uncollectible accounts are immaterial.

Securities transactions are recorded on a trade date basis with related commission income and expenses also recorded on a trade date basis.

Property and equipment are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

Corporate Investments Group, Inc.
Notes to Financial Statements
December 31, 2016

Note 3: PROPERTY AND EQUIPMENT, NET (Continued)

			Useful Life
Computers	$	14,423	5
Furniture		14,650	7
Equipment		12,048	5
Total cost of property and equipment		41,121	
Less: accumulated depreciation		(39,387)	
Property and equipment, net	$	1,734	

Depreciation expense for the year ended December 31, 2016 was $543.

Note 4: INCOME TAXES

As discussed in Note 1 the Company has elected the S Corporate tax status; therefore, no federal income tax provision is reported.

The State of Illinois has similar rules to the federal tax, except there exists a minimum replacement tax of 1.5%. At December 31, 2016, the Company recorded an income loss so there is no tax provision for this replacement tax.

Note 5: RELATED PARTY TRANSACTIONS

At December 31, 2016, one of the shareholders lent $5,000 to the Company as loan. This payable bears no interest and are payable on demand and is included in account payable and accrued expenses.

In 2016, one of the shareholders repaid all the $15,000 receivables back to the firm.

It is possible that the terms of certain of the related party transactions are not the same as those that would result for transactions among wholly unrelated parties.

Note 6: CONCENTRATIONS OF CREDIT RISK

The Company is engaged in various trading and brokerage activities in which counter-parties primarily include broker-dealers, banks, and other financial institutions. In the event counter-parties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counter-party or issuer of the instrument. It is the

Corporate Investments Group, Inc.
Notes to Financial Statements
December 31, 2016

Company's policy to review, as necessary, the credit standing of each counter-party.

Note 7: COMMITMENTS AND CONTINGENCIES

The Company is required to file income tax returns in state tax jurisdictions. The Company's tax returns are subject to examination by taxing authorities in the jurisdictions in which it operates in accordance with the normal statutes of limitations in the applicable jurisdiction. The statute of limitations for state purposes is generally three years, but may exceed this limitation depending upon the jurisdiction involved. Returns that were filed within the applicable statute remain subject to examination. As of December 31, 2016, no jurisdiction has proposed any adjustment to the Company's tax position.

Note 8: Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (the "FASB") has established the Accounting Standards Codification ("Codification" or "ASC") as the authoritative source of generally accepted accounting principles ("GAAP") recognized by the FASB. The principles embodied in the Codification are to be applied by nongovernmental entities in the preparation of financial statements in accordance with GAAP in the United States. New accounting pronouncements are incorporated into the ASC through the issuance of Accounting Standards Updates ("ASUs")

Company management has reviewed the accounting standards updates issued by the FASB that were either newly issued or had effective implementation dates that would require their provisions to be reflected in the financial statements for the year ending December 31, 2016. Based upon this review, the Company has implemented the pronouncements that require adoption (if any). They have also concluded that the remaining pronouncements have either limited or no application to the Company and, in all cases, implementation would not have a material impact on the financial statements taken as a whole.

Note 9: NET CAPITAL REQUIREMENTS

The Company is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. Rule 15c3-1 also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1. Net capital and aggregate indebtedness change day to day, but on December 31, 2016, the Company had net capital of $127,218 which was $27,218 in excess of its required net capital of $100,000; and the Company's ratio of aggregate indebtedness ($36,145) to net capital was 0.28 to 1, which is less than the 15 to 1 maximum allowed.

BREARD & ASSOCIATES, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Corporate Investments Group, Inc.:

We have audited the accompanying statement of financial condition of Corporate Investments Group, Inc. (the Company) as of December 31, 2015, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corporate Investments Group, Inc. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The Information contained in Schedules I II, and III ("Supplementary Information") has been subjected to audit procedures performed in conjunction with the audit of Corporate Investments Group, Inc.'s financial statements. The Supplementary Information is the responsibility of Corporate Investments Group, Inc.'s management. Our audit procedures included determining whether the Supplementary Information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Supplementary Information. In forming our opinion on the Supplementary Information, we evaluated whether the Supplementary Information, including its form and content is presented in conformity with 17 C.F.R. § 240.17a-5. In our opinion, Schedules I II, and III are fairly stated, in all material respects, in relation to the financial statements as a whole.

Breard & Associates, Inc.
Certified Public Accountants

Chicago, Illinois
February 19, 2016

Corporate Investments Group, Inc.
Statement of Financial Condition
December 31, 2015

Assets

Cash	$131,458
Deposit with clearing organization	50,000
Receivable from brokers or dealers	9,188
Property and equipment, net	1,627
Other receivables	397
Prepaid expense	3,870
Loan Receivable from Officer	15,000
Deposit	1,500
Total assets	$213,040.

Liabilities and Stockholders' Equity

Liabilities

Accounts payable and accrued expenses	$ 34,188
Total liabilities	34,188

Stockholders' equity

Common stock, no par value, 100,000 shares authorized, 14,700 shares issued and outstanding	1
Additional paid-in capital	87,904
Retained earnings	90,947
Total stockholders' equity	178,852
Total liabilities and stockholders' equity	$ 213,040

Corporate Investments Group, Inc.
Statement of Cash Flows
For the Year Ended December 31, 2015

Cash flow from operating activities:			$	8,043
Net income (loss)				
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:				
Depreciation expense	$	654		
(Increase) decrease in assets:				
Receivable from brokers or dealers		9,724		
Other receivables		1,487		
Prepaid expense		(2,570)		
Increase (decrease) in liabilities:				
Accounts payable and accrued expenses		18,326		
Total adjustments				27,621
Net cash provided by (used in) operating activities				34,667
Computer & Furniture & Fixtures				(997)
Cash flow from investing activities & Purchase of office equipment				
Net cash provided by (used in) investing activities				
Cash flow from financing activities:				
Loan to Officer		(10,000)		
Distributions to stockholders		(51,343)		
Net cash provided by (used in) financing activities				(61,343)
Net increase (decrease) in cash				(26,676)
Cash at beginning of year				158,134
Cash at end of year			$	131,458
Supplemental disclosure of cash flow information:				
Cash paid during the year for:				
Interest	$	-		
Income taxes	$	787

Corporate Investments Group, Inc.
Notes to Financial Statements
December 31, 2015

Note 1: GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Corporate Investments Group, Inc. (the "Company") was incorporated in the State of Illinois on June 7, 1995. The Company is a registered broker-dealer in securities under the Securities and Exchange Act of 1934, a member of the Financial Industry Regulatory Authority ("FINRA"), and the Securities Investor Protection Corporation ("SIPC").

The Company is engaged in business as a securities broker-dealer, that provides several classes of services, including a broker or dealer retailing corporate equity and debt securities, mutual fund retailer via either application or wire order, U.S. Government securities broker and a put and call broker or dealer or option writer.

Under its membership agreement with FINRA and pursuant to Rule 15c3-3(k)(2)(ii), the Company conducts business on a fully disclosed basis and does not execute or clear securities transactions for customers. Accordingly, the Company is exempt from the requirement of Rule 15c3-3 under the Securities Exchange Act of 1934 pertaining to the possession or control of customer assets and reserve requirements.

Summary of Significant Accounting Policies

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Receivable from brokers or dealers are stated at face amount with no allowance for doubtful accounts. An allowance for doubtful accounts is not considered necessary because probable uncollectible accounts are immaterial.

Securities transactions are recorded on a trade date basis with related commission income and expenses also recorded on a trade date basis.

Property and equipment are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

Corporate Investments Group, Inc.
Notes to Financial Statements
December 31, 2015

Note 1: GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

With the consent of its shareholders, the Company has elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code. Subchapter S of the Code provides that in lieu of corporate income taxes, the stockholders are individually taxed on the Company's taxable income; therefore, no provision or liability for Federal Income Taxes is included in these financial statements.

Certain prior year balances may have been reclassified to conform with the current year's presentation. Any balances that may have been reclassified would not have an effect on the prior year's statement of operations.

The Company has evaluated events subsequent to the balance sheet date for items requiring recording or disclosure in the financial statements. The evaluation was performed through the date the financial statements were available to be issued. Based upon this review, the Company has determined that there were no events which took place that would have a material impact on its financial statements.

Note 2: DEPOSIT WITH CLEARING ORGANIZATION

The Company has COR Clearing LLC (the "Clearing Broker") to carry its account and the accounts of its clients as customers of the Clearing Broker. The Clearing Broker has custody of the Company's cash balances which serve as collateral for any amounts due to the Clearing Broker as well as collateral for securities sold short or securities purchased on margin. The balance at December 31, 2015 was $50,000.

Note 3: PROPERTY AND EQUIPMENT, NET

Property and equipment are recorded net of accumulated depreciation and summarized by major classification as follows:

Corporate Investments Group, Inc.
Notes to Financial Statements
December 31, 2014

Note 3: PROPERTY AND EQUIPMENT, NET
(Continued)

			Useful Life
Computers	$	14,423	5
Furniture		14,000	7
Equipment		12,049	5
Total cost of property and equipment		40,472	
Less: accumulated depreciation		(38,845)	
Property and equipment, net	$	1,627	

Depreciation expense for the year ended December 31, 2015 was $654.

Note 4: INCOME TAXES

As discussed in Note 1 the Company has elected the S Corporate tax status; therefore, no federal income tax provision is reported.

The State of Illinois has similar rules to the federal tax, except there exists a minimum replacement tax of 1.5%. At December 31, 2015, the Company recorded an income tax provision of $121 for this replacement tax.

Note 5: RELATED PARTY TRANSACTIONS

At December 31, 2015, the Company advanced $398 to its registered representative. These receivables bear no interest, carry no collateral, and are due on demand.

In 2015, one of the shareholders borrowed $10,000 as a receivable which is non interest bearing and payable on demand. The total receivable from this shareholder at December 31, 2015 was $15,000.

It is possible that the terms of certain of the related party transactions are not the same as those that would result for transactions among wholly unrelated parties.

Corporate Investments Group, Inc.
Schedule I - Computation of Net Capital Requirements
Pursuant to Rule 15c3-1
As of December 31, 2015

Computation of net capital				
Common stock	$	1		
Additional paid-in capital		87,904		
Retained earnings		90,947		
Total stockholders' equity			$	178,853
Less: Non-allowable assets				
Property and equipment, net		(1,627)		
Receivable from Officer		(15,000)		
Other receivables		(398)		
Prepaid expense		(3,870)		
Deposit		(1,500)		
Total non-allowable assets				(22,395)
Net capital				156,458
Computation of net capital requirements				
Minimum net capital requirements				
6 2/3 percent of net aggregate indebtedness	$	2,279		
Minimum dollar net capital required	$	100,000		
Net capital required (greater of above)				(100,000)
Excess net capital			$	56,458
Ratio of aggregate indebtedness to net capital		0.21 : 1		

There was a difference of $3,117 between net capital computation shown here and the net capital computation shown on the Company's unaudited Form X-17A-5 report dated December 31, 2015 (See Note 10).

PART III-EXHIBITS

Index To Exhibits and Exhibit Description

Exhibit No.	Exhibit Description
1.1	Articles of Mncorporation
2.1	Corporate Bylaws
3.1	Subscription Agreement

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certiﬁes that it has reasonable grounds to believe that it meets all of the requiruments for ﬁling on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nhicago, IL, on February 17, 2017.

Corporate Investments Group, Inc.

By: /s/ Andy Lam

By Andy Lam as Chief Executive Officer of Corporate Investments Group, Inc.

Dnted: February 17, 2017

This Offering Circular has been signed by the following persons in the capacities and on the dates indicated,

/s/ Andy Lam

By Andy Lam as Chief Executive Officer of Corporate Investments Group, Inc.

Dated: February 17, 2017

___________________________________________  _________________________________

         (Signature) (Date)

/s/ Jade Lam

By Jade Lam as Chief Financial Officer of Corporate Investments Group, Inc.

Dated: February 17, 2017

___________________________________________  _________________________________

         (Signature) (Date)